UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2002

Commission file number 0-22332

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	94-3015807 (I.R.S. EMPLOYER IDENTIFICATION NO.)

965 ATLANTIC AVENUE
ALAMEDA, CA 94501
(Address of Principal Executive Offices, including Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (510) 865-8800

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit 99

Item 5. Other Events

In a press release disseminated on August 7, 2002 (the “Press Release”), InSite Vision Incorporated (the “Company”) publicly announced that, as of August 6, 2002, it had signed a licensing agreement with Bausch & Lomb Incorporated, a New York corporation (“Bausch & Lomb”), to develop the Company’s product candidate ISV-403 for the treatment of ocular bacterial infections. The transaction consists of two parts, the ISV-403 Technology License Agreement (the “License Agreement”) and the Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”).

Licensing Agreement

Under the terms of the License Agreement, the Company is responsible for the clinical development of ISV-403 through New Drug Application (NDA) approval from the U.S. Food and Drug Administration (FDA), with Bausch & Lomb responsible for subsequent commercial manufacturing and marketing. Bausch & Lomb will make equity investments in InSite Vision as product milestones are achieved. The License Agreement grants Bausch & Lomb exclusive rights to ISV-403 in all geographies excluding Japan, and with shared selling rights in Asia.

Stock Purchase Agreement

The Stock Purchase Agreement provides for Bausch & Lomb to purchase up to $15 million worth of Series

A-1 Preferred Stock. The initial investment, which occurred contemporaneously with the execution of the License Agreement, totaled $2.0 million. Upon the achievement of certain milestones, Bausch & Lomb will invest up to an additional $13.0 million in various closings from time to time.

A copy of the Press Release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements

The registrant has determined that no financial statements are required to be filed pursuant to this item.

(b)  Pro Forma Financial Information

The registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

(c)  Exhibits

Exhibit No.	Description

99	Press Release dated August 7, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2002	InSite Vision Incorporated (Registrant)

By: /s/ S. Kumar Chandrasekaran

Name: S. Kumar Chandrasekaran, Ph.D. Title: President and Chief Executive Officer

InSite Vision Incorporated Exhibit Index to Form 8-K

Exhibit No.	Description

99	Press Release dated August 7, 2002